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                                                                    Exhibit 5.1

           [Letterhead of Shereff, Friedman, Hoffman & Goodman, LLP]






                                                              May 5, 1997





Pivot Rules, Inc.
80 West 40th Street
New York, NY 10018

          Re:      Registration Statement on Form SB-2
                   SEC File No. 333-22895

Gentlemen:

     On March 6, 1997, Pivot Rules, Inc. (the "Company") filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (File No. 333-22895), as amended by Amendment No. 1 filed with the Commission on April 17, 1997. This opinion is being filed as an exhibit to Amendment No. 2 to the Registration Statement. The Registration Statement, as amended by Amendments Numbered 1 and 2, is referred to herein as the "Registration Statement." The Registration Statement relates to the registration by the Company of the offer and sale of (i) 1,725,000 units (including 225,000 units issuable upon exercise of the Underwriter's over-allotment option) (the "Units"), the Units consisting of an aggregate of 1,725,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, and 1,725,000 redeemable common stock purchase warrants ("Warrants"), each Warrant entitling the holder to purchase one share of Common Stock, (ii) an option ("Underwriter's Unit Purchase Option") to purchase 150,000 Units exercisable for four years commencing one year from the effective date of the Registration Statement and (iii) 600,000 warrants ("Bridge Warrants"), each Bridge Warrant entitling the holder to purchase one share of Common Stock to be sold by certain selling securityholders. All capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Registration Statement.

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Pivot Rules, Inc.
May 5, 1997
Page 2


     We have acted as special corporate and securities counsel to the Company in connection with the proposed offer and sale of the securities referred to above as contemplated by the Registration Statement. In such capacity, we have participated in various corporate and other proceedings relating to the Company and to the transactions contemplated by the Registration Statement. We have also examined copies of the Certificate of Incorporation and By-Laws of the Company, the minutes of meetings or written consents of the Company's Board of Directors and shareholders and such other documents and instruments relating to the Company and the registration of the securities referred to above as we have deemed necessary under the circumstances. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

     In addition, we have assumed that the Restated Certificate (which amends and restates the Certificate of Incorporation referenced above), increasing the Company's authorized capital stock from 10,000,000 shares of capital stock to 17,000,000 shares of capital stock, consisting of 15,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share, which has been filed as an exhibit to the Registration Statement, will be filed with the Secretary of State of the State of New York immediately prior to the effective date of the Offering and our opinion herein gives effect to such filing.

     We note that we are members of the Bar of the State of New York and do not represent ourselves to be expert in the laws of any other state or jurisdiction.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Company has been duly incorporated under the laws of the State of New York and has authorized capital stock consisting of 15,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, $.01 par value.

     2. The (i) 1,725,000 Units, (ii) 1,725,000 shares of Common Stock and 1,725,000 Warrants to purchase 1,725,000 shares of Common Stock, which comprise the Units, (iii) 1,725,000 shares of Common Stock issuable upon the exercise of 1,725,000 Warrants, (iv) Underwriter's Unit Purchase Option to purchase 150,000 Units, (v) 150,000 Units issuable upon exercise of the Underwriter's Unit Purchase Option,
          (vi) 150,000 shares of Common Stock included in the Underwriter's Units and the 150,000 Warrants to purchase 150,000 shares of Common Stock included in the Underwriter's Units, and (vii) 150,000 shares of Common Stock issuable upon the exercise of 150,000 Warrants included in the


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Pivot Rules, Inc.
May 5, 1997
Page 3


          Underwriter's Units, to be sold by the Company have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws and when (a) the Units are issued and paid for in accordance with the terms of the Underwriting Agreement, (b) the Warrants are exercised and the shares of Common Stock underlying the Warrants are issued and paid for in accordance with the terms of the Warrant Agreement, (c) the Underwriter's Unit Purchase Option is exercised and the Units underlying the Underwriter's Unit Purchase Option are issued and paid for in accordance with the terms of the Purchase Option and (d) the Warrants included in the Underwriter's Units are exercised and the shares underlying such Warrants are issued and paid for in accordance with the terms of the Purchase Option, all as more fully described in the Registration Statement, such securities will be validly issued, fully paid and non-assessable.

     3. The 600,000 Bridge Warrants to purchase 600,000 shares of Common Stock are, and the shares of Common Stock underlying the Bridge Warrants when issued and paid for in accordance with the terms of the Bridge Warrants will be, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Commission as a part of the Registration Statement, and as part of any application for registration of the Company, the Units, the Common Stock or the Warrants or the Underwriter's Units under the securities laws of any State in connection with the offer and sale of the securities by the Company as contemplated by the Registration Statement, and to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement.


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Pivot Rules, Inc.
May 5, 1997
Page 4


     This opinion is rendered to you as of the date hereof, is limited to the laws in effect as of the date hereof, and we undertake no obligation to advise you of any change in any matters stated herein, whether legal or factual. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph.

                                Very truly yours,

                                /s/ Shereff, Friedman, Hoffman & Goodman, LLP

                               SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP

RAG:DSR:DJP